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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
North Fork Bancorporation, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of our report dated January 17, 1994, relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference into the 1993 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the registration statement.

Our report refers to a change in the methods of accounting for income taxes and postretirement benefits other than pensions.

                                          KPMG PEAT MARWICK LLP

Jericho, New York
September 28, 1994